UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia	22980
(Address of Principal Executive Offices)	(Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Resale Agreement

On September 23, 2013, West Virginia PCS Alliance, L.C., Virginia PCS Alliance, L.C., and NTELOS Inc. (collectively, “NTELOS”), subsidiaries of NTELOS Holdings Corp. (the “Company”), entered into the First Amendment to Resale Agreement (the “Amendment”), dated as of September 20, 2013, with Sprint Spectrum L.P. (“Sprint Spectrum”) and Sprint Spectrum on behalf of and as an agent for SprintCom, Inc. (“SprintCom”), subsidiaries of Sprint Corporation (collectively, “Sprint”).

The Amendment principally revised certain confidential and proprietary pricing terms and methodology set forth in that certain Resale Agreement among the parties dated as of July 31, 2007 (the “Resale Agreement”). In addition to modifying the pricing terms and methodology, the Amendment replaced the $9,000,000 monthly minimum charges that Sprint is required to pay NTELOS with an initial effective minimum monthly charge of $9,250,000, subject to capped annual upward or downward adjustments thereto.

Item 7.01 Regulation FD Disclosure.

On September 24, 2013, the Company issued a press release announcing the Amendment and the settlement of disputes under the Resale Agreement and discussing related matters. The press release is attached as Exhibit 99.1 and is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and will not be deemed an admission as to the materiality of any such information that is required to be disclosed solely by Regulation FD.

Item 9.01 Exhibits.

(d) Exhibits:

99.1	Press release, dated September 24, 2013, issued by NTELOS Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 24, 2013

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated September 24, 2013, issued by NTELOS Holdings Corp.